Exhibit (a) (17)

                         SANFORD C. BERNSTEIN FUND, INC.

                            CERTIFICATE OF CORRECTION


         Sanford C. Bernstein Fund, Inc., a Maryland corporation (the "Corporation") with its principal corporate offices in the State of Maryland in Baltimore, Maryland, hereby certifies to the Maryland State Department of Assessments and Taxation as follows:

1.       The title of the document being corrected is "Articles Supplementary."

2. The name of the party to the document being corrected is Sanford C. Bernstein Fund, Inc.

3. The document was filed with the Maryland State Department of Assessments and Taxation on February 28, 1996.

4.       a.       The provision of the document as originally filed that is
                  being corrected was as follows:

                  "The relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of all such classes are as set forth in paragraph (b) of Section 1 of Article V of the Charter of the Corporation."

         b.       The provision of the document as corrected is as follows:

                  "The relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of all such classes are as set forth in Article V of the Charter of the Corporation."

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by its President and attested by its Secretary on this 14th day of December 2001.

WITNESS/ATTEST:                             SANFORD C. BERNSTEIN FUND, INC.


/s/ Edmund P. Bergan, Jr.                   By: /s/ Roger Hertog
----------------------------                    ------------------------------
Name:  Edmund P. Bergan, Jr.                Name:  Roger Hertog
Title: Secretary                            Title: President

         THE UNDERSIGNED, President of Sanford C. Bernstein Fund, Inc., who executed on behalf of the Corporation the Certificate of Correction of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Certificate of Correction to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                             SANFORD C. BERNSTEIN FUND, INC.



                                             By:  /s/ Roger Hertog
                                                  ---------------------------
                                             Name:  Roger Hertog
                                             Title: President